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																										       Exhibit 20a
Metris Receivables, Inc.                                               Metris Master Trust                        Monthly Report
Certificateholder's Statement                                             Series 1996-1                                   Oct-97
Section 5.2                                        Class A          Class B         Class C         Class D           Total
(i)   Certificate Amount                       518,000,000.00    87,500,000.00   50,000,000.00   44,500,000.00    700,000,000.00
(ii)  Certificate Principal Distributed                  0.00             0.00            0.00                              0.00
(iii) Certificate Interest Distributed           2,784,250.00       495,833.33      270,173.61                      3,550,256.94
(iv) Principal Collections                      23,707,129.43     4,004,582.67    2,288,332.96    2,031,918.89     32,031,963.96
(v)  Finance Charge Collections                 10,959,897.98     1,851,334.12    1,057,905.21      939,229.78     14,808,367.09
     Recoveries                                     85,917.68        14,513.12        8,293.21        7,380.96        116,104.97
     Interest Earned on Accounts                         0.00             0.00            0.00            0.00              0.00
	Total Finance Charge Collections        11,045,815.66     1,865,847.24    1,066,198.42      946,610.74     14,924,472.07
		  Total Collections                    34,752,945.09     5,870,429.91    3,354,531.38    2,978,529.64     46,956,436.02
(vi) Aggregate Amount of Principal Receivables                                                                  2,343,847,547.42
     Invested Amount (End of Month)            518,000,000.00    87,500,000.00   50,000,000.00   44,500,000.00    700,000,000.00
     Floating Allocation Percentage               22.1004135%       3.7331780%      2.1332445%      1.8985876%       29.8654237%
     Invested Amount (Beginning of Month)      518,000,000.00    87,500,000.00   50,000,000.00   44,500,000.00    700,000,000.00
     Average Daily Invested Amount                                                                                699,884,360.74
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                                          86.13%  2,091,750,960.82
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                                        6.72%    163,187,668.84
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                                       2.32%     56,238,270.36
       90 Days and Over (60+ Days Contractually Delinquent)                                              4.83%    117,329,453.91
	  Total Receivables                                                                            100.00%  2,428,506,353.93
(viii) Aggregate Investor Default Amount                                                                            5,565,617.12
       As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                                        9.36%
(ix)  Charge-Offs                                        0.00             0.00           0.00            0.00               0.00
(x)   Servicing Fee                                                                                                 1,189,041.10
(xi)  Pool Factor                                   1.0000000        1.0000000      1.0000000
(xii) Unreimbursed Reallocated Principal Collections                      0.00           0.00            0.00               0.00
(xiii) Excess Funding Account Balance                                                                                       0.00
       Prefunding Account Balance                                                                                           0.00
(xiv) Class C Reserve Amount                                                                                                0.00
      Class C Reserve Account Balance                                                                                       0.00
      Class C Trigger Event Occurrence                                                                                      None
Average Net Portfolio Yield                                                                                             15.7445%
Minimum Base Rate                                                                                                        8.4834%
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